UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 5, 2006 (June 30, 2006)

Global Signal Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32168	65-0652634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 North Cattlemen Road, Suite 300, Sarasota, Florida	34232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (941) 364-8886

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 30, 2006, Global Signal Inc. (the “Company”) executed several restricted shares award agreements, substantially in the form filed herewith as Exhibit 10.01 — Form of Restricted Shares Award Agreement (the “Restricted Shares Award Agreement”) and incorporated herein by reference in its entirety, with certain employees, including those listed below, pursuant to the Global Signal Inc. Omnibus Stock Incentive Plan (the “Plan”).

Agreements were made with the following executive officers, awarding restricted shares, in each case effective as of July 1, 2006 (the “Grant Date”): Jeffrey A. Klopf (15,000 restricted shares), Michael Schmidt (12,500 restricted shares), Brett Buggeln (10,000 restricted shares), Jeffrey Foster (10,000 restricted shares) and Thomas Guard (10,000 restricted shares).

A copy of the Plan was filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K, filed on March 16, 2006, and is incorporated herein by reference. The following is a summary of the material terms of the Restricted Shares Award Agreement, which is qualified in its entirety be reference to Exhibit 10.1:

The Company issued to the employee restricted shares of common stock, par value $0.01 per share, of the Company (the “Restricted Stock”), effective as of the Grant Date. The interest of the employee in the Restricted Stock shall vest as to 20% on December 31, 2006 and as to an additional 20% on each succeeding December 31, so as to be 100% vested on December 31, 2010, conditioned upon the employee’s continued employment with the Company as of each vesting date. Notwithstanding the foregoing, 20% of the Restricted Stock of the employee shall vest, and the remainder of the Restricted Stock shall be forfeited, upon a termination of the employee’s employment by the Company other than for cause or by the employee for good reason. 100% of the then unvested Restricted Stock of the employee shall vest in the event of both (i) a change of control and (ii) employee’s employment is terminated other than for cause or employee terminates his or her employment for good reason within 12 months of the change of control. 100% of the then unvested restricted stock will vest in the event of the employee’s death or disability (as defined in the Plan). Except as otherwise set forth in the Restricted Shares Award Agreement, if the employee’s employment with the Company is terminated for any reason, the Restricted Stock subject to the provisions of the Restricted Shares Award Agreement which has not vested at the time of the employee’s termination of employment shall be forfeited by the employee, and ownership transferred back to the Company. The Restricted Stock may not be sold, pledged or otherwise transferred until the Restricted Stock becomes vested. The employee shall have all the rights of a shareholder, including the right to vote and receive cash dividends, with respect to the Restricted Stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

EXHIBIT NO.	DESCRIPTION
10.1	Form of Restricted Shares Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL SIGNAL INC.
(Registrant)

/s/ Jeffrey A. Klopf
Jeffrey A. Klopf
Executive Vice President, General Counsel and Secretary

Date: July 5, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Form of Restricted Shares Award Agreement